Exhibit 99.1

CMS Energy Announces First Quarter Earnings Results of $1.21 Per Share, Reaffirms 2021 Guidance

JACKSON, Mich., April 29, 2021 – CMS Energy announced today reported earnings per share of $1.21 for the first quarter of 2021, compared to $0.85 per share for the same quarter in 2020. The company’s adjusted earnings per share for the first quarter of 2021 were $1.21 per share, compared to $0.86 per share for the same quarter in 2020. The primary drivers of CMS Energy’s financial performance were customer investments and sustained cost performance from 2020.

“We will continue to invest in Michigan and in our communities while leading the clean energy transformation with support from our 5-year, $13.2 billion customer investment plan which focuses on building out renewable energy and enhancing the safety and reliability of our electric and gas systems as we move toward net zero carbon and methane emissions,” said Garrick Rochow, President and CEO of CMS Energy and Consumers Energy.

CMS Energy reaffirmed its guidance for 2021 adjusted earnings of $2.83 - $2.87* per share (*See below for important information about non-GAAP measures) reflecting continued strong growth of 6 to 8 percent, with a bias toward the midpoint.

CMS Energy (NYSE: CMS) is a Michigan-based energy provider featuring Consumers Energy as its primary business. It also owns and operates independent power generation businesses.

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CMS Energy will hold a webcast to discuss its 2021 first quarter results and provide a business and financial outlook on April 29 at 9:30 a.m. (EDT). To participate in the webcast, go to CMS Energy’s homepage (cmsenergy.com) and select “Events and Presentations.”

Important information for investors about non-GAAP measures and other disclosures.

*This news release contains non-Generally Accepted Accounting Principles (non-GAAP) measures, such as adjusted earnings. All references to net income refer to net income available to common stockholders and references to earnings per share are on a diluted basis. Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, changes in accounting principles, changes in federal tax policy, regulatory items from prior years, unrealized gains or losses, recognized in net income, from mark-to-market adjustments related to CMS Enterprises’ interest expense, or other items. Management views adjusted earnings as a key measure of the company's present operating financial performance and uses adjusted earnings for external communications with analysts and investors. Internally, the company uses adjusted earnings to measure and assess performance. Because the company is not able to estimate the impact of specific line items, which have the potential to significantly impact, favorably or unfavorably, the company's reported earnings in future periods, the company is not providing reported earnings guidance nor is it providing a reconciliation for the comparable future period earnings. The company’s adjusted earnings should be considered supplemental information to assist in understanding our business results, rather than as a substitute for the reported earnings.

This news release contains "forward-looking statements." The forward-looking statements are subject to risks and uncertainties that could cause CMS Energy’s and Consumers Energy’s results to differ materially. All forward-looking statements should be considered in the context of the risk and other factors detailed from time to time in CMS Energy's and Consumers Energy's Securities and Exchange Commission filings.

Investors and others should note that CMS Energy routinely posts important information on its website and considers the Investor Relations section, www.cmsenergy.com/investor-relations, a channel of distribution.

For more information on CMS Energy, please visit our website at cmsenergy.com. To sign up for email alert notifications, please visit the Investor Relations section of our website.

Media Contacts: Katie Carey, 517/740-1739

Investment Analyst Contact: Travis Uphaus, 517/788-2590

CMS ENERGY CORPORATION

Consolidated Statements of Income

(Unaudited)

	In Millions, Except Per Share Amounts
	Three Months Ended
	3/31/21	3/31/20
Operating revenue	$2,083	$1,864

Operating expenses	1,598	1,496

Operating Income	485	368

Other income	44	39

Interest charges	136	137

Income Before Income Taxes	393	270

Income tax expense	51	27

Net Income	342	243

Loss attributable to noncontrolling interests	(7)	-

Net Income Available to Common Stockholders	$349	$243

Basic Earnings Per Average Common Share	$1.21	$0.86
Diluted Earnings Per Average Common Share	1.21	0.85

CMS ENERGY CORPORATION
Summarized Consolidated Balance Sheets
(Unaudited)

	In Millions
	As of
	3/31/21	12/31/20
Assets
Current assets
Cash and cash equivalents	$496	$168
Restricted cash and cash equivalents	28	17
Other current assets	1,989	2,219
Total current assets	2,513	2,404
Non-current assets
Plant, property, and equipment	21,207	21,039
Other non-current assets	6,003	6,223
Total Assets	$29,723	$29,666

Liabilities and Equity
Current liabilities (1)	$1,379	$1,568
Non-current liabilities (1)	6,924	6,825
Capitalization
Debt, finance leases, and other financing (excluding securitization debt) (2)
Debt, finance leases, and other financing (excluding non-recourse and securitization debt)	12,080	12,083
Non-recourse debt	2,813	2,888
Total debt, finance leases, and other financing (excluding securitization debt)	14,893	14,971
Noncontrolling interests	575	581
Common stockholders' equity	5,727	5,496
Total capitalization (excluding securitization debt)	21,195	21,048
Securitization debt (2)	225	225
Total Liabilities and Equity	$29,723	$29,666

(1)	Excludes debt, finance leases, and other financing.

(2)	Includes current and non-current portions.

CMS ENERGY CORPORATION

Summarized Consolidated Statements of Cash Flows

(Unaudited)

	In Millions
	Three Months Ended
	3/31/21	3/31/20
Beginning of Period Cash and Cash Equivalents, Including Restricted Amounts	$185	$157

Net cash provided by operating activities (3)	832	201
Net cash used in investing activities	(283)	(559)
Cash flows from operating and investing activities	549	(358)
Net cash provided by (used in) financing activities	(210)	1,062

Total Cash Flows	$339	$704

End of Period Cash and Cash Equivalents, Including Restricted Amounts	$524	$861

(3)	Includes the impact of a $531 million pension contribution in 2020.

CMS ENERGY CORPORATION
Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income
(Unaudited)

	In Millions, Except Per Share Amounts
	Three Months Ended
	3/31/21		3/31/20
Net Income Available to Common Stockholders	$349		$243
Reconciling items:
Other exclusions from adjusted earnings**		(1)	3
Tax impact	*		(* )
Tax reform	-		(9)
Voluntary separation program	-		11
Tax impact	-		(3)

Adjusted net income – non-GAAP	$348		$245

Average Common Shares Outstanding
Basic	288.6		283.3
Diluted	289.1		285.2

Basic Earnings Per Average Common Share
Reported net income per share	$1.21		$0.86
Reconciling items:
Other exclusions from adjusted earnings**	(*	)	0.01
Tax impact	*		(* )
Tax reform	-		(0.03)
Voluntary separation program	-		0.04
Tax impact	-		(0.01)

Adjusted net income per share – non-GAAP	$1.21		$0.87

Diluted Earnings Per Average Common Share
Reported net income per share	$1.21		$0.85
Reconciling items:
Other exclusions from adjusted earnings**	(*	)	0.01
Tax impact	*		(* )
Tax reform	-		(0.03)
Voluntary separation program	-		0.04
Tax impact	-		(0.01)

Adjusted net income per share – non-GAAP	$1.21		$0.86

*	Less than $0.5 million or $0.01 per share.
**	Includes restructuring costs and unrealized gains or losses, recognized in net income, from mark-to-market adjustments related to CMS Enterprises' interest expense.

Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company's present operating financial performance and uses adjusted earnings for external communications with analysts and investors.  Internally, the Company uses adjusted earnings to measure and assess performance.  Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, changes in accounting principles, changes in federal tax policy, regulatory items from prior years, unrealized gains or losses, recognized in net income, from mark-to-market adjustments related to CMS Enterprises’ interest expense, or other items. The adjusted earnings should be considered supplemental information to assist in understanding our business results, rather than as a substitute for reported earnings.